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                                                                Exhibit 10 (iii)

AMENDMENT OF
                         THE NORTHERN TRUST CORPORATION
AMENDED 1992 INCENTIVE STOCK PLAN DATED MAY 18, 1999
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          The Northern Trust Corporation Amended 1992 Incentive Stock Plan (the
"1992 Plan") is hereby amended, effective as of the date hereof, as follows:

          1.   By revising Section 10 (c) to read in its entirety as follows:

               "The dates or dates for determining fair market value or book value, or for payment, or the period of time over which the appreciation in fair market value or book value shall be measured, as the case may be, shall be established by the Committee and shall be specified in the applicable Stock Equivalent Agreement."

          2.   By revising Section 19 to read in its entirety as follows:

               "All questions pertaining to the validity, construction and administration of the Plan and all Awards hereunder shall be determined in conformity with the laws of the State of Illinois, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder."